UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

SCIPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-38889	83-2692460
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒          Emerging growth company

☒          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 8, 2022, SciPlay Corporation (the “Company”) held its annual meeting of stockholders.

At the annual meeting, the Company’s stockholders: (1) elected all of the Company’s nominees for members of the Board of Directors of the Company to serve for the ensuing year and until their respective successors are duly elected and qualified and (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on May 17, 2022.

The voting results are as follows:

Proposal 1: Election of Directors

	For	Withheld	Broker Non-Votes
Barry L. Cottle	1,046,577,926	2,921,844	2,391,333
Joshua J. Wilson	1,046,773,820	2,725,950	2,391,333
Gerald D. Cohen	1,046,771,143	2,728,627	2,391,333
Nick Earl	1,049,468,450	31,320	2,391,333
April Henry	1,049,460,282	39,488	2,391,333
Constance P. James	1,049,269,649	230,121	2,391,333
Michael Marchetti	1,046,466,165	3,033,605	2,391,333
Charles “CJ” Prober	1,049,468,452	31,318	2,391,333
William C. Thompson, Jr.	1,046,770,822	2,728,948	2,391,333

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2022

For	Against	Abstain
1,051,723,614	42,535	124,954

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2022	SCIPLAY CORPORATION

	By:	/s/ Daniel O’Quinn
		Name:	Daniel O’Quinn
		Title:	Interim Chief Financial Officer and Secretary